Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a “Signatory”) of Provident New York Bancorp, a corporation organized under the laws of the state of Delaware (the “Company”), hereby constitutes and appoints Jack L. Kopnisky, Stephen V. Masterson and Daniel G. Rothstein (each, an “Agent,” and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (the “SEC”) (or any other governmental or regulatory authority), a registration statement for the registration under the provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the SEC, of up to 3,044,727 shares of the Company’s common stock, par value $0.01 per share, to be issued in connection with the Provident New York Bancorp 2012 Stock Incentive Plan and with all exhibits and any and all documents required to be filed therewith or with respect thereto and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	TITLE:	DATE:

/s/ Jack L. Kopnisky Jack L. Kopnisky	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2012

/s/ Stephen V. Masterson Stephen V. Masterson	Executive VP, Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2012

/s/ William F. Helmer William F. Helmer	Director — Chairman of the Board	August 31, 2012

/s/ Dennis L. Coyle Dennis L. Coyle	Director	August 31, 2012

/s/ Navy E. Djonovic Navy E. Djonovic	Director	August 31, 2012

/s/ Thomas F. Jauntig Jr. Thomas F. Jauntig Jr.	Director	August 31, 2012

/s/ Thomas Graham Kahn Thomas Graham Kahn	Director	August 31, 2012

/s/ R. Michael Kennedy R. Michael Kennedy	Director	August 31, 2012

/s/ Victoria Kossover Victoria Kossover	Director	August 31, 2012

/s/ Donald T. McNelis Donald T. McNelis	Director	August 31, 2012

/s/ Carl J. Rosenstock Carl J. Rosenstock	Director	August 31, 2012

/s/ Burt B. Steinberg Burt B. Steinberg	Director	August 31, 2012

/s/ George L. Strayton George L. Strayton	Director	August 31, 2012